United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SPDR TRUST, SERIES 1

(Exact name of registrant as specified in its charter)

New York	13-74862F103

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

PDR Services, LLC, c/o NYSE Euronext, 11 Wall Street, New York, NY	10005

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Units of undivided interest in	NYSE Arca, Inc.

SPDR Trust, Series 1

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 33-46080 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
Reference is made to the descriptions of the SPDR Trust and of the Units to be registered hereunder, set forth in Post Effective Amendment No. 19 to the Trust’s Registration Statement on Form S-6, (Commission File Nos. 33-46080 and 811-7330), filed with the Securities and Exchange Commission on January 27, 2009 and which descriptions are incorporated herein by reference.

Item 2.	Exhibits.
1.     Amended and Restated Standard Terms and Conditions of Trust dated as of January 1, 2004 between PDR Services LLC, as Sponsor and State Street Bank and Trust Company, as Trustee, as amended (which Standard Terms and Conditions of Trust are incorporated herein by reference to Ex-99.A1 filed on January 27, 2004.)
SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

	(Registrant)	SPDR TRUST, SERIES 1

Date:	February 23, 2009

By:	/S/ Lisa Dallmer

*Print the name and title of the signing officer under his signature.

Lisa Dallmer, President
PDR Services LLC, as Sponsor of SPDR Trust, Series 1